SMITHS FALLS, ON, February 9, 2022 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX: WEED) (NASDAQ: CGC) today announces its financial results for the third quarter fiscal 2022 ended December 31, 2021. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Encouraging Q3 FY2022 performance drove sequential revenue growth and record quarterly revenue for BioSteel and Storz & Bickel businesses

"In the third quarter we actioned to win where it matters - driving record performance in our CPG business from both BioSteel and Storz & Bickel, while beginning to stabilize our Canadian business including maintaining the #1 position in premium flower. Our continued discipline and focus are expected to fortify Canopy’s competitive positioning in Canada as we ambitiously build our U.S. CPG, CBD, and THC strategies.”

David Klein, Chief Executive Officer

"Throughout fiscal 2022, we continued to reduce our operating expenses and capital investments. With a renewed sense of urgency, we are focused on achieving profitability in Canada by taking additional steps to simplify our business and optimize our expenses, while making strategic investments in key growth areas.”

Judy Hong, Interim Chief Financial Officer

Highlights

•     Net revenue increased 7% versus Q2 FY2022. Net revenue decreased by 8% during Q3 FY2022 versus Q3 FY2021, as strong growth in consumer products revenue was offset by the decline in Canadian cannabis sales.

•	BioSteel and Storz & Bickel (“S&B”) achieved record quarterly revenue during Q3 FY2022 driven by expanded distribution of BioSteel and new products launches for S&B.
•	U.S. CBD distribution drive increased Martha Stewart CBD and Quatreau door count in Q3 FY2022 by 21% and 225%, respectively from Q2 FY2022.
•	Actions well underway to drive improved execution in the Canadian cannabis market, with DOJA, 7Acres and Tweed innovation supporting flower strategy and hero brand, Deep Space, line extension.
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U.S. MSO ecosystem strengthens with acquisition of an option to purchase Wana Brands upon federal permissibility of THC in the U.S., along with continued growth of Acreage’s footprint with its recent acquisition of operations in Ohio, establishing a market-leadership position in the state.

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Established cross-functional team to execute North America THC strategy, leveraging early advantages of strong balance sheet, scalable THC brands, established national distribution channels and MSO relationships to expedite entry into the U.S. upon federal permissibility of THC.

•	Released inaugural Environmental, Social and Governance report, demonstrating the Company’s commitment towards responsible and sustainable growth.

Third Quarter Fiscal 2022 Financial Summary

(in millions of Canadian \dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss	Adjusted EBITDA[2]	Free cash flow[3]

Reported	$141.0	7%	13%	$(115.5)	$(67.4)	$(168.3)
vs. Q3 FY2021	(8%)	(900) bps	(1,300) bps	86%	1%	(24%)

[1] Adjusted gross margin is a non-GAAP measure, and for Q3 FY2022 excludes $3.1 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $4.6 million restructuring costs recorded in cost of goods sold (Q3 FY2021 - excludes $nil related to the flow-through of inventory step-up and $15.6 million restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

[2] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

[3] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

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Third Quarter Fiscal 2022 Financial Summary

Revenues:

Net revenue of $141 million in Q3 FY2022 was a decline of 8% versus Q3 FY2021. Total global cannabis net revenue of $83 million in Q3 FY2022, represented a decline of 20% over Q3 FY2021. Other consumer products revenue of $58 million in Q3 FY2022, represented an increase of 19% over Q3 FY2021. Excluding the impact from acquired businesses, net revenue declined 17% and global cannabis net revenue declined 34% versus Q3 FY2021.

Gross margin:

Reported gross margin in Q3 FY2022 was 7% as compared to 16% in Q3 FY2021. Excluding non-cash restructuring costs recorded in cost of goods sold and inventory step-up charges from acquisitions, adjusted gross margin was approximately 13%. Gross margin in Q3 FY2022 was further impacted by lower production output and price compression in the Canadian recreational business as well as higher third-party shipping, distribution and warehousing costs across North America. Gross margin in Q3 FY2022 benefited from payroll subsidies in the amount of $7 million received from the Canadian government, pursuant to a COVID-19 relief program.

Operating expenses:

Total SG&A ("SG&A") expenses in Q3 FY2022 declined by 19% versus Q3 FY2021, driven by year-over-year reductions in General & Administrative ("G&A") and Research and Development ("R&D") expenses partially offset by an increase in Sales & Marketing ("S&M") expenses. G&A expenses declined 47% year-over-year primarily due to reductions in staffing and professional fees and benefited from payroll subsidies received from the Canadian government in Q3 FY2022, pursuant to a COVID-19 relief program. R&D expenses declined 53% year-over-year principally due to a more disciplined approach to R&D investments. S&M expenses increased 20% year-over-year primarily due a return to more normal advertising and promotions spending in Q3 FY2022, compared to the prior year period, higher sponsorship fees associated with BioSteel’s partnership deals and increased advertising expenses associated with new product launches.

Net Earnings:

Net Earnings in Q3 FY2022 amounted to a loss of $115 million, which is a $714 million improvement versus Q3 FY2021, driven primarily by lapping material non-cash asset impairment and restructuring charges in Q3 FY2021 and Other Income totaling $34 million during Q3 FY2022 mostly attributable to non-cash fair value changes of $59 million.

Adjusted EBITDA:

Adjusted EBITDA loss in Q3 FY2022 was $67 million, a $1 million improvement versus Q3 FY2021 primarily driven by the reduction in our total SG&A expenses, mostly offset by lower sales and a decline in gross margins.

Free Cash Flow:

Free Cash Flow in Q3 FY2022 was an outflow of $168 million, a 24% increase in outflow versus Q3 FY2021. Relative to Q3 FY2021, the Free Cash Flow outflow increase reflects higher interest paid and the timing of working capital.

Cash Position:

Cash and Short-term investments amounted to $1.4 billion at December 31, 2021, representing a decrease of $0.9 billion from $2.3 billion at March 31, 2021 reflecting EBITDA losses, capital investments and the upfront payment made as consideration for the option to acquire Wana Brands upon federal permissibility of THC in the U.S.

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Third Quarter Fiscal 2022 Business Highlights

Quarter of action to drive improved performance beginning to show traction

Canada

•Maintained #1 market share in total Canada premium flower category with 10% share[4].

oNew high potency strains arriving in market with a launch of 10 new premium flower strains under DOJA, 7ACRES and 7ACRES Craft Collective brands in Q3 FY2022 including DOJA 91K, 7ACRES Wappa 49 and 7ACRES Craft Collective Jet Fuel Cookies.

•Strong consumer demand for new strains helped stabilize the Company’s share of the mainstream flower market in Q3 FY2022.

oNew Tweed Powdered Donuts and Tweed Chemdawg flower launched in Q3 FY2022, drawing positive consumer feedback on improved flower quality including moisture content and aroma, as well as improved bag appeal.

oNew strains launched Tweed’s brand evolution featuring many brand improvements including new flower packaging, made from 90 percent less material by weight than Tweed’s original tin packaging, with a refreshed look and feel and new colour profiles by strain type.

oTweed brand extension into beverages with strong consumer demand for Tweed Fizz Seltzer 5mg THC beverages, including new Tweed Fizz Cherry launched in Q3 FY2022.

•Expanded the popular Deep Space brand in Q3 FY2022 across beverage and edible formats.

oLaunch of new Deep Space XPRESS gummies and new Deep Space Limon Splashdown flavour 10mg THC beverage.

oNew Deep Space Orange Orbit beverage flavour began shipping in the past month with three additional Deep Space beverage flavours expected to ship over the coming months.

•Canopy Growth is taking action to drive further performance improvements in the Canadian adult‑use cannabis market.

oPremiumization strategy for flower products progressing with cultivation & new genetics strategy developed and being executed to address shifting consumer preferences for single strain, high THC products.

oStreamlined new product development process to improve efficiency, effectiveness and timeliness of new product development and time to market.

oFocused distribution drives and revamped retailer engagement program being executed to increase distribution and velocity for focus SKUs.

[4] Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by a third-party data provider, government agencies and our own retail store operations across the country. The tool captures point of sale data from an average of 30% of stores in Alberta, British Columbia, Saskatchewan, Manitoba and Newfoundland & Labrador, point of sale data from 100% of stores in New Brunswick, Nova Scotia, Prince Edward Island and Quebec, as well as depletions and e-commerce sales data from the OCS.

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United States

•Successful launch of whisl CBD vape with Circle-K has made whisl the #1 CBD-only Vape[5] in Food, Drug, Mass + Convenience channels according to IRI Data for the 13 weeks ended December 26, 2021.

•Significant gains in BioSteel distribution drove record quarterly revenue in Q3 FY2022.

oRecently announced the signing of BioSteel retail authorizations with Albertsons Company, Rite Aid, Food Lion, Stop & Shop and Sheetz as well as over 20 additional national, regional and local grocery, convenience and drug chains. Additional authorizations are expected to be signed over the coming months.

oMultiple sponsorship, #TeamBioSteel athlete ambassador, trade marketing, social media, and sampling program activations underway to drive brand awareness, product trial and purchase.

•Strong consumer demand for new S&B vaporizers, including the limited-edition VOLCANO ONYX and MIGHTY+ vaporizers, helped drive record quarterly revenue in Q3 FY2022.

•Further action to drive U.S. CBD distribution by onboarding new distributors to expand CBD brand portfolio into additional U.S. states, including into California, and into Food, Drug, Mass + Convenience channels.

oMartha Stewart CBD and Quatreau door count in Q3 FY2022 increased sequentially from Q2 FY2022 by 21% and 225%, respectively.

oMartha Stewart CBD continues to drive demand with innovative line extensions including Holiday-themed CBD Peppermint Ribbons and Snowflake CBD Gummy Sampler.

North America THC ecosystem

•     Canopy Growth aspires to build the leading cannabis business in the US and gained momentum with plan to acquire Wana Brands (“Wana”), a leading cannabis edibles brand in North America, upon U.S. federal permissibility of THC.

•Wana strengthened its U.S. footprint in Q3 FY2022 signing a license agreement covering the state of Nevada, and in Q3 FY2022 saw the continued growth in popularity of Wana Quick “Fast Acting” gummies and the Optimal Fast Asleep and Fit offerings.

•U.S. MSO Acreage Holdings (“Acreage”) strengthened its balance sheet with the recent signing of a USD$150 million credit facility to support its refocused strategy and build depth in core markets. Acreage closed the acquisition of operations in Ohio, establishing a market leadership position in the state.

•Canopy Growth has established dedicated internal organization to drive synergy across THC strategy, M&A, and Consumer Insight’s capabilities to execute the Company’s North America THC strategy to establish a scalable footprint, best-in-class products and national distribution networks required to unlock the U.S market.

On December 15, 2021, the Company entered into an agreement to divest all of its interest in C3 Cannabinoid Compound Company GmbH (“C3”) to a European pharmaceutical company headquartered in Germany. C3 develops and manufactures cannabinoid-based pharmaceutical products for distribution in Germany and certain other European countries. The divestiture was completed on January 31, 2022, pursuant to which the Company received a cash payment of $128 million (€89 million), inclusive of cash, working capital and debt adjustments. The Company will also be entitled to an earnout payment of up to €43 million subject to the achievement of certain milestones by C3.

[5] Excluding Delta-8 THC vapes.	- 4

Driving brand awareness through omni channel activations

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Third Quarter Fiscal 2022 Revenue Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q3 FY2022	Q3 FY2021	Vs. Q3 FY2021
Canadian recreational cannabis
Business to business[6]	$33.3	$43.2	(23%)
Business to consumer	$14.5	$20.2	(28%)
	$47.8	$63.4	(25%)
Canadian medical cannabis[7]	$12.9	$13.9	(7%)
	$60.7	$77.3	(21%)
International and other
C3	$9.7	$17.6	(45%)
Other	$12.6	$8.9	42%
	$22.3	$26.5	(16%)
Global cannabis net revenue	$83.0	$103.8	(20%)
Other consumer products
Storz & Bickel	$25.2	$24.1	5%
This Works	$10.7	$10.9	(2%)
BioSteel	$17.0	$7.4	130%
Other	$5.1	$6.3	(19%)
Other consumer products revenue	$58.0	$48.7	19%
Net revenue	$141.0	$152.5	(8%)

This table has been recast to align with our new segment reporting. International and other revenue includes revenue from our international medical business and hemp-derived CBD business. Other consumer products includes revenue from Storz & Bickel, This Works, BioSteel, clinics, accessories and other ancillary businesses.

[6] Reflects excise taxes of $12.8 million and other revenue adjustments of $1.0 million for Q3 FY2022 (Q3 FY2021 ‐ $16.0 million and $3.8 million, respectively)

[7] Reflects excise taxes of $1.3 million for Q3 FY2022 (Q3 FY2021 - $1.4 million).

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Revenue by Form

(in millions of Canadian dollars, unaudited)	Q3 FY2022	Q3 FY2021	Vs. Q3 FY2021
Canadian recreational cannabis
Dry bud[8]	$47.0	$66.2	(29%)
Oils and softgels[8]	$8.8	$7.3	21%
Beverages, edibles, topicals and vapes[8]	$5.8	$9.6	(40%)
Other revenue adjustments[9]	$(1.0)	$(3.7)	73%
Excise taxes	$(12.8)	$(16.0)	20%
	$47.8	$63.4	(25%)
Medical cannabis and other
Dry bud	$13.0	$10.1	29%
Oils and soft gels	$18.3	$27.7	(34%)
Beverages, edibles, topicals and vapes	$5.2	$4.0	30%
Excise taxes	$(1.3)	$(1.4)	7%
	$35.2	$40.4	(13%)
Global cannabis net revenue	$83.0	$103.8	(20%)
Other consumer products
Storz & Bickel	$25.2	$24.1	5%
This Works	$10.7	$10.9	(2%)
BioSteel	$17.0	$7.4	130%
Other	$5.1	$6.3	(19%)
Other consumer products revenue	$58.0	$48.7	19%

Net revenue	$141.0	$152.5	(8%)
This table has been recast to align with our new segment reporting.

Canadian Cannabis

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Recreational B2B net sales in Q3 FY2022 decreased 23% over the prior year period primarily due to the continued insufficient supply of flower products with in-demand attributes and continued price compression, particularly in the value-priced dried flower category. These factors were partially offset by contribution from the acquisitions of Ace Valley and Supreme Cannabis.

•	Recreational B2C net sales in Q3 FY2022 decreased 28% versus Q3 FY2021 largely driven by increased competition from the rapid increase in third party retail locations across provinces.
•	Medical net revenue in Q3 FY2022 decreased 7% from Q3 FY2021 driven primarily by higher average order sizes offset by a fewer number of orders.

International Cannabis

•	C3 revenue in Q3 FY2022 decreased 45% year-over-year as a result of increased competition and price compression.
•	Other revenue in Q3 FY2022 increased 42% over the prior year period primarily due to growth in U.S. CBD sales and bulk cannabis sales by Supreme Cannabis into the Israel medical cannabis market.

Other Consumer Products

• BioSteel sales in Q3 FY2022 increased 130% over Q3 FY2021 driven by the launch of ready-to-drink “RTD” beverages and expanded distribution in the U.S. market.
•	S&B vaporizer revenue in Q3 FY2022 increased 5% over Q3 FY2021 due primarily to sales of new VOLCANO ONYX and MIGHTY+ vaporizers launched late in the second quarter of fiscal 2022.
•	This Works sales in Q3 FY2022 decreased 2% over Q3 FY2021 due in part to lapping strong sales in the prior year.

The third quarter fiscal 2022 and third quarter fiscal 2021 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

[8] Excludes the impact of other revenue adjustments.

[9] Other revenue adjustments represent the Company's determination of returns and pricing adjustments, and relate to the Canadian recreational business‐to‐business channel.

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Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, Interim CFO at 10:00 AM Eastern Time on February 9, 2022.

Webcast Information

A live audio webcast will be available at:

https://produceredition.webcasts.com/starthere.jsp?ei=1522299&tp_key=2532dadd5d

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on May 10, 2022 at:

https://produceredition.webcasts.com/starthere.jsp?ei=1522299&tp_key=2532dadd5d

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”).

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release.

Contact:

Niklaus Schwenker

Director, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED,NASDAQ:CGC ) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands.

Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•

the uncertainties associated with the COVID-19 pandemic, including our ability, and the ability of our suppliers and distributors, to effectively manage the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products and the demand for and use of our products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

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laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the U.S. Federal Trade Commission (the “FTC”), the U.S. Patent and Trademark Office (the “USPTO”), the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

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expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;

•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•	the amended plan of arrangement with Acreage Holdings, Inc., including the consummation of such acquisition;
•	the definitive agreements with Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (each, a “Wana Entity”), including the consummation of the acquisition of each Wana Entity;
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
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our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);
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the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group, including proceeds to us that may result therefrom or the potential conversion of the convertible senior notes (the “Notes”) issued by Canopy Growth and held by the CBI Group;

•	expectations regarding the use of proceeds of equity financings, including the proceeds from CBI;
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the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;
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the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

•	expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
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the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;

•	our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels and networks;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network;
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
•	expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; consumer demand for cannabis and U.S. hemp products; our limited operating history; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Schedule 1

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)
	December 31, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$615,146	$1,154,653
Short-term investments	807,884	1,144,563
Restricted short-term investments	12,208	11,332
Amounts receivable, net	100,901	92,435
Inventory	365,750	367,979
Prepaid expenses and other assets	86,267	67,232
Total current assets	1,988,156	2,838,194
Other financial assets	898,497	708,167
Property, plant and equipment	1,080,179	1,074,537
Intangible assets	338,753	308,167
Goodwill	1,988,250	1,889,354
Other assets	15,195	5,061
Total assets	$6,309,030	$6,823,480

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$67,837	$67,262
Other accrued expenses and liabilities	76,007	100,813
Current portion of long-term debt	15,702	9,827
Other liabilities	79,700	106,428
Total current liabilities	239,246	284,330
Long-term debt	1,494,665	1,573,136
Deferred income tax liabilities	27,366	21,379
Liability arising from Acreage Arrangement	103,000	600,000
Warrant derivative liability	37,491	615,575
Other liabilities	195,618	107,240
Total liabilities	2,097,386	3,201,660
Commitments and contingencies
Redeemable noncontrolling interest	68,700	135,300
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 394,157,998 shares and 382,875,179 shares, respectively	7,478,834	7,168,557
Additional paid-in capital	2,482,372	2,415,650
Accumulated other comprehensive loss	(26,727)	(34,240)
Deficit	(5,795,721)	(6,068,156)
Total Canopy Growth Corporation shareholders' equity	4,138,758	3,481,811
Noncontrolling interests	4,186	4,709
Total shareholders' equity	4,142,944	3,486,520
Total liabilities and shareholders' equity	$6,309,030	$6,823,480

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended December 31,
	2021	2020
Revenue	$155,024	$169,907
Excise taxes	14,052	17,379
Net revenue	140,972	152,528
Cost of goods sold	130,882	127,943
Gross margin	10,090	24,585
Operating expenses:
Selling, general and administrative expenses	116,835	144,078
Share-based compensation	6,777	19,963
Expected credit losses on financial assets and related charges	-	13,735
Asset impairment and restructuring costs	36,439	400,422
Total operating expenses	160,051	578,198
Operating loss	(149,961)	(553,613)
Loss from equity method investments	-	(671)
Other income (expense), net	34,282	(290,567)
Loss before income taxes	(115,679)	(844,851)
Income tax recovery	183	15,600
Net loss	(115,496)	(829,251)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(6,571)	75,129
Net loss attributable to Canopy Growth Corporation	$(108,925)	$(904,380)

Basic (loss) earnings per share	$(0.28)	$(2.43)
Basic weighted average common shares outstanding	393,818,282	372,908,767

Diluted (loss) earnings per share	$(0.28)	$(2.43)
Diluted weighted average common shares outstanding	393,818,282	372,908,767

Schedule 3

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Nine months ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$258,128	$(1,054,125)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property, plant and equipment	56,467	54,625
Amortization of intangible assets	27,462	43,565
Share of loss on equity method investments	100	40,851
Share-based compensation	35,856	72,632
Asset impairment and restructuring costs	113,250	422,610
Expected credit losses on financial assets and related charges	-	108,480
Income tax recovery	(490)	(18,086)
Non-cash fair value adjustments	(893,024)	26,060
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	4,083	(12,507)
Prepaid expenses and other assets	6,702	(4,353)
Inventory	28,818	(2,937)
Accounts payable and accrued liabilities	(30,764)	13,094
Other, including non-cash foreign currency	(25,713)	(57,808)
Net cash used in operating activities	(419,125)	(367,899)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(36,620)	(137,977)
Purchases of intangible assets	(4,564)	(7,238)
Proceeds on sale of property, plant and equipment	25,660	30,921
Proceeds on sale of intangible assets	-	18,337
(Purchases) redemption of short-term investments	340,218	(83,612)
Net cash proceeds on sale of subsidiaries	10,324	-
Sale of equity method investments	-	7,000
Investment in other financial assets	(374,414)	(34,236)
Investment in Acreage Arrangement	-	(49,849)
Loan advanced to Acreage Hempco	-	(66,995)
Net cash outflow on acquisition of subsidiaries	(14,947)	-
Other investing activities	(16,759)	(5,269)
Net cash used in investing activities	(71,102)	(328,918)
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	1,460	-
Proceeds from exercise of stock options	5,455	37,999
Proceeds from exercise of warrants	-	244,990
Repayment of long-term debt	(50,217)	(13,271)
Other financing activities	(3,036)	(578)
Net cash (used in) provided by financing activities	(46,338)	269,140
Effect of exchange rate changes on cash and cash equivalents	(2,942)	(50,539)
Net decrease in cash and cash equivalents	(539,507)	(478,216)
Cash and cash equivalents, beginning of period	1,154,653	1,303,176
Cash and cash equivalents, end of period	$615,146	$824,960

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2021	2020
Net revenue	$140,972	$152,528

Gross margin, as reported	10,090	24,585
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	4,554	15,637
Charges related to the flow-through of inventory step-up on business combinations	3,147	-
Adjusted gross margin[1]	$17,791	$40,222

Adjusted gross margin percentage[1]	13%	26%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net loss	$(115,496)	$(829,251)
Income tax recovery	(183)	(15,600)
Other (income) expense, net	(34,282)	290,567
Loss on equity method investments	-	671
Share-based compensation[2]	6,777	19,963
Acquisition-related costs	1,617	3,095
Depreciation and amortization[2]	30,017	32,385
Asset impairment and restructuring costs	36,439	400,422
Expected credit losses on financial assets and related charges	-	13,735
Restructuring costs recorded in cost of goods sold	4,554	15,637
Charges related to the flow-through of inventory step-up on business combinations	3,147	-
Adjusted EBITDA[1]	$(67,410)	$(68,376)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Condensed Interim Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow Reconciliation[1] (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net cash used in operating activities	$(167,380)	$(87,604)
Purchases of and deposits on property, plant and equipment	(962)	(47,782)
Free cash flow[1]	$(168,342)	$(135,386)

[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin Reconciliation
	Three months ended December 31,
(in thousands of Canadian dollars, unaudited)	2021	2020
Global cannabis segment
Net revenue	$82,977	$103,828
Cost of goods sold	94,186	96,434
Gross margin	(11,209)	7,394
Gross margin percentage	(14%)	7%

Other consumer products segment
Revenue	$57,995	$48,700
Cost of goods sold	36,696	31,509
Gross margin	21,299	17,191
Gross margin percentage	37%	35%

Schedule 8

Segmented Adjusted Gross Margin1 Reconciliation (Non-GAAP Measure)

	Three months ended
(in thousands of Canadian dollars except where indicated; unaudited)	December 31, 2021	December 31, 2020
Global cannabis segment
Net revenue	$82,977	$103,828

Gross margin, as reported	(11,209)	7,394
Adjustments to gross margin:
Restructuring costs recorded in cost of good sold	4,554	15,637
Charges related to the flow-through of inventory step-up on business combinations	3,147	-
Adjusted gross margin[1]	$(3,508)	$23,031

Adjusted gross margin percentage[1]	(4%)	22%

Other consumer products segment
Revenue	$57,995	$48,700

Gross margin, as reported	21,299	17,191

Adjusted gross margin[1]	$21,299	$17,191

Adjusted gross margin percentage[1]	37%	35%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".